Exhibit 23.1


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55922-99) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-33617-99) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statements (Forms S-8 Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement (Form S-3 No. 333-105396) pertaining to the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, in the Registration Statement (Form S-8 No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-122269-99) pertaining to the
Ashland  Inc.  Deferred  Compensation  Plan for  Employees  (2005),  in the
Registration Statement (Form S-8 No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), in the Registration Statement (Form S-8 No. 33-32612-99) pertaining to the Ashland Inc. Employee Savings Plan, and in the Registration Statement (Form S-8 No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, of our reports dated November 20, 2006, with respect to the consolidated financial statements and schedule of Ashland Inc. and consolidated subsidiaries (Ashland), Ashland management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Ashland, included in the Annual Report (Form 10-K) for the year ended September 30, 2006.

                                                      /s/ Ernst & Young LLP

Cincinnati, Ohio
November 27, 2006